Exhibit 99.2

FSA :  ACTIVITY STATISTICS

			Variation			Variation
in millions of USD	Q3 2004	Q3 2005	Q3 2005/ Q3 2004	9M 2004	9M 2005	9M 2005/ 9M 2004
Gross present value originations	252.7	315.0	+24.7%	709.9	720.9	+1.5%
Municipal	109.7	218.2	+98.9%	419.6	423.6	+1.0%
US municipal obligations (1)	97.5	176.8	+81.3%	322.9	344.8	+6.8%
International municipal obligations (1)	12.2	41.4	x 3.4	96.7	78.8	-18.5%
Asset-backed obligations	123.1	58.4	-52.6%	237.7	224.8	-5.4%
US asset-backed obligations (1)	100.6	51.4	-48.9%	185.4	171.2	-7.7%
International asset-backed obligations (1)	22.5	7.0	-68.9%	52.3	53.6	+2.5%
Investment products (2)	19.9	38.4	+93.0%	52.6	72.5	+37.8%

Gross par insured of new originations	46,263	33,038	-28.6%	90,667	86,801	-4.3%
Municipal	13,331	21,573	+61.8%	38,562	52,864	+37.1%
US municipal obligations	13,059	19,801	+51.6%	36,622	50,034	+36.6%
International municipal obligations	272	1,772	x 6.5	1,940	2,830	+45.9%
Asset-backed obligations	31,243	8,564	-72.6%	48,146	27,021	-43.9%
US asset-backed obligations	28,325	7,609	-73.1%	41,634	20,201	-51.5%
International asset-backed obligations	2,918	955	-67.3%	6,512	6,820	+4.7%
Investment products	1,689	2,901	+71.8%	3,960	6,916	+74.6%

Net par insured of new originations	38,641	25,780	-33.3%	74,136	71,425	-3.7%
Municipal	9,507	14,770	+55.4%	27,097	39,865	+47.1%
US municipal obligations	9,245	13,506	+46.1%	26,170	37,982	+45.1%
International municipal obligations	262	1,264	x 4.8	927	1,883	x 2.0
Asset-backed obligations	27,445	8,109	-70.5%	43,079	24,644	-42.8%
US asset-backed obligations	24,879	7,241	-70.9%	37,116	18,295	-50.7%
International asset-backed obligations	2,566	868	-66.2%	5,963	6,349	+6.5%
Investment products	1,689	2,901	+71.8%	3,960	6,916	+74.7%

			Variation
in millions of USD	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2005/ Sept. 30, 2004
Net par outstanding	335,482	351,595	+4.8%
Municipal	189,133	219,020	+15.8%
US municipal obligations	181,693	209,479	+15.3%
International municipal obligations	7,440	9,541	+28.2%
Asset-backed obligations	139,470	119,824	-14.1%
US asset-backed obligations	99,718	87,044	-12.7%
International asset-backed obligations	39,752	32,780	-17.5%
Investment products	6,879	12,751	+85.4%

(1)   Present value of premiums originated (PV premiums).

(2)   Present value of future net interest margin from guaranteed investment contracts (GICs) issued to municipalities and other market participants.